Exhibit 99.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made and entered into as of February 1, 2017, by and between GrowGeneration Corp., a Colorado Corporation (“Parent”) and GrowGeneration California Corp., a Delaware corporation (“Buyer”) and Morgan Pagenkopf, an individual doing business under the fictitious business name “Sonoma Hydro” (“Seller”).

RECITALS

A.            Seller owns and operates a retail hydroponic and garden supply business located at 3535 Industrial Dr, Santa Rosa, CA 95403 (the “Business”).

B.            Buyer desires to purchase and Seller desires to sell substantially all the assets, rights and properties of the Business on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            SALE AND PURCHASE OF ASSETS

1.1          Sale of Assets. At the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller the following assets (the “Assets”):

1.1.1 Inventories. All inventories and supplies of the Business as of the Closing Date (the “Inventories”).

1.1.2 Fixed Assets and Tangible Personal Property. All equipment, furniture, fixtures, and hardware of the Business (the “Fixed Assets”), excluding, however, that certain Chevrolet van that is used by Seller in connection with the Business. A list of such Fixed Assets is attached as Schedule 1.1.2.

1.1.3 Intangible Personal Property. All intangible property and goodwill of the Business including without limitation, domain names (e.g. www.sonomahydro.com), trademarks, trade names, customer lists, customer files, customer records, trade and other association memberships and rights, and licenses and permits susceptible of transfer under regulatory agency rules (the “Intangible Assets”).

1.1.4 Receivables. All accounts receivable of Seller set forth in the books and records of the Business as of the Closing Date (the “Receivables”).

1.1.5 Customer List. A list of all customer accounts, together with such contact information and details relating to historical purchases by such customers kept by Seller in the regular course of business (the “Customer List”).

1.2          Excluded Assets. The Assets purchased and sold under this Agreement do not include:

1.2.1 Any cash on hand or bank accounts associated with the Business;

1.2.2 All contracts, agreements or licenses which by their terms either are not transferable or are not transferable without the consent of a third party or which do not relate solely and exclusively to the Business.

1.3          Assumption of Liabilities. As of the Closing Date, Buyer shall assume responsibility for the performance and satisfaction of only the following expenses, obligations and liabilities of Seller related to the Business (the “Assumed Liabilities”), all of which are detailed on Schedule 1.3. Buyer shall have no liability for any liabilities not specifically set forth on Schedule 1.3:

(a)       All payments for any and all telephone directory listing for the telephone number(s) associated with the Business, for the period commencing on the Closing Date through and including the date of expiration of such listings;

(b)       All vendor, service and maintenance contracts that are transferable and not otherwise excluded under this Agreement, for the period commencing on the Closing Date through and including the date of expiration of such service and maintenance contracts; and

(c)       All utility, garbage, recycling, and telephone service to the Business, for the period commencing on the Closing Date through and including the date of expiration of such utility, garbage, recycling, and telephone service agreements.

The Assumed Liabilities shall be apportioned ratably between the parties as of the Closing Date on the basis of a 30-day month. This obligation to make apportionments shall survive the Closing.

1.4          Consideration.

1.4.1 Paid by Buyer. As consideration for the sale of the Assets from Seller to Buyer, on the Closing Date Buyer shall pay and deliver to Seller: (i) cash in the amount equal to the actual cost paid by Seller of the Inventories determined as of the Closing Date (the “Inventories Payment”): and (ii) cash in the amount of $300,000 (the “Cash Payment”), which cash payment shall be allocated (for tax purposes) in the amount of $50,000 to the Fixed Assets and $250,000 to the Intangible Assets.

1.4.2 Stock of Parent. As additional consideration for the sale of the Assets, if Gross Revenue for the 12 month period following the Closing Date is equal to or greater than $2,300,000, Buyer shall deliver the Shares to Seller by February 28, 2018. “Gross Revenue” means all gross income of the Business, less all sales tax, whether derived from the sale of goods or services, and before deduction of the cost of goods sold, rent, selling and administrative expenses, taxes (except sales tax) or any other expenses, deductions or allowances of the Business. “Shares” means Twenty-five Thousand (25,000) shares of the common stock of GrowGeneration Corp., a Colorado corporation publicly traded in the OTC marketplace under the symbol “GRWG.”

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1.4.3 Earn Out. As additional consideration for the sale of the Assets, Buyer agrees it shall pay Seller the following amounts, contingent upon the Business achieving the following Gross Revenue in the CALENDAR YEAR 2017, 2018 or 2019, by February 1st of the following calendar year:

(a)       $10,000 if Gross Revenue for the applicable calendar year is equal to or greater than $2,300,000 but less than $2,399,999; or

(b)       $20,000 if Gross Revenue for the applicable calendar year is equal to or greater than $2,400,000 but less than $2,499,999; or

(c)       $30,000 if Gross Revenue for the applicable calendar year is equal to or greater than $2,500,000 but less than $2,599,999; or

(d)       $40,000 if Gross Revenue for the applicable calendar year is equal to or greater than $2,600,000 but less than $2,699,999; or

(e)       $50,000 if Gross Revenue for the applicable calendar year is equal to or greater than $2,700,000 but less than $2,799,999.

As an example, if Gross Revenue for the 2017 calendar year is 2,450,000, Buyer shall pay Seller the sum of $20,000 by February 1, 2018. At Seller’s request, Buyer shall provide Seller summary a profit and loss statement for the Business within 30 days of the end of each of the 2017 — 2019 calendar years, and shall certify in writing the accuracy of such profit and loss statement.

1.4.4 Wholesale Purchase Right. As additional consideration for the sale of the Assets, Seller shall have the right to purchase up to $100,000 of equipment, products and merchandise sold at the Business, at Buyer’s wholesale cost, before rebates, during each calendar year for the 3-year period following the Closing Date. Seller’s purchases under this Section 1.4.4 shall be excluded from Gross Revenue for purposes of Section 1.4.2 and 1.4.3.

1.5          Closing. The closing for the sale and purchase of the Assets (the “Closing”) shall take place at the offices of Dickenson Peatman & Fogarty, 100 B Street, Suite 320, Santa Rosa, California at 10:00 a.m. Pacific Time on February 9, 2017, or such other time and location as shall be mutually agreed upon by the parties (the “Closing Date”). The Closing shall be deemed effective at 5:00 p.m. Pacific Time on the Closing Date. Seller and Buyer shall execute and acknowledge as appropriate any instructions, instruments, or documents as may be reasonably required by the other party to consummate the transaction contemplated by this Agreement.

1.6          Seller’s Deliveries at Closing. At the Closing, Seller shall take such steps as are necessary to put Buyer in actual possession and control of the Assets and deliver or cause to be delivered to Buyer the following:

(a)       A Bill of Sale and Assignment transferring Seller’s interest in the Assets to Buyer, substantially in the form attached as Exhibit A, duly executed by Seller;

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(b)       A consulting agreement, substantially in the form attached as Exhibit B (the “Consulting Agreement”), duly executed by Seller;

(c)       The Assets; and

(d)       Such other documents and instruments as may be reasonably requested by Buyer to effect the transactions contemplated by this Agreement.

1.7          Buyer’s Deliveries at Closing. At the Closing, Buyer shall deliver or cause to be delivered to or for the benefit of Seller the following instruments:

(a)       A wire transfer of immediately available funds in the amount of the Inventories Payment plus the Cash Payment;

(b)       Resolutions of Buyer’s Board of Directors, in a form satisfactory to Seller’s counsel, authorizing Buyer to consummate the transactions contemplated by this Agreement;

(c)       The Consulting Agreement, duly executed by Buyer; and

(d)       Such other documents and instruments as may be reasonably requested by Seller to effect the transactions contemplated by this Agreement.

2.            REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, subject to any exceptions or disclosures set forth in Schedule 2:

2.1          Authority. Seller is an individual doing business in Sonoma County as “Sonoma Hydro,” and has the right, power, legal capacity, and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts as may be necessary in connection with the performance of this Agreement.

2.2          Ownership and Delivery of Assets. Subject to Section 1.2, the Assets comprise substantially all of the assets of the Business. Subject to Section 1.3, on the Closing Date, there will be no liens or existing encumbrances on the Assets. Seller is the true and lawful owner of the Assets and has all necessary power and authority to transfer the Assets to Buyer free and clear of all liens and encumbrances. No other person will have on the Closing Date, any direct or indirect interest in any of the Assets. Upon delivery to Buyer of the Bill of Sale and other instruments of conveyance with respect to the Assets on the Closing Date, Buyer will acquire good and valid title to the Assets free and clear of all liens and/or encumbrances.

2.3          Compliance with Law. To Seller’s best knowledge, Seller holds, and has at all times since inception of the Business held, all licenses, permits and authorizations necessary for the lawful conduct of the Business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Business or over any part of the Business’ operations, and Seller knows of no violation thereof. To Seller’s best knowledge, Seller is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body, which violation could have a Material Adverse Effect on the Business. “Material Adverse Effect” means an event which has a material adverse effect on the condition, financial or otherwise, of the Assets or the prospects or results of operations of the Business.

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2.4          Investments in Others. The Seller does not conduct any part of the Business through an entity in which such Seller has an equity investment.

2.5          Financial Statements. Seller has delivered unaudited financial statements of the Business to Buyer.

2.6          Absence of Undisclosed Liabilities. The Business does not have outstanding on the date hereof, any indebtedness or liability (fixed or contingent, known or unknown, accrued or unaccrued) other than those disclosed in writing to Buyer.

2.7          Tax Returns and Payments. All tax returns and reports with respect to the Business required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. Seller has no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Seller. Seller has no knowledge of any tax audit of Seller by any taxing or other authority in connection with the Business. Seller has no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of the properties or assets of the Business, nor have any such liens been threatened.

2.8          Absence of Certain Changes or Events. To Seller’s best knowledge, since January 1, 2017, there have been no events or changes giving rise to a Material Adverse Effect.

2.9          Litigation. Seller is not a party to any pending or, to the knowledge of Seller, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a Material Adverse Effect or affect the transactions contemplated by this Agreement; nor, to the knowledge of Seller, does any basis exist for any such action, suit, proceeding or investigation.

2.10        Brokers and Finders. Neither Seller nor any agent of Seller has retained any broker or finder in connection with the transaction contemplated by this Agreement. Seller will indemnify and hold Seller harmless against all claims for brokers’ or finders’ fees made or asserted by any party claiming to have been employed by the Seller, any investor or any agent of Seller and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

2.11        Negotiations with Other Parties. Neither Seller nor any other person on his behalf is presently conducting or contemplating negotiations with any other party regarding any acquisition, merger or similar transaction related to the Business.

2.12        Limited Public Market. Seller understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act of 1933 on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a) 2 of the Securities Act of 1933, and that Seller’s reliance upon such exemption is predicated upon Seller’s representations set forth in this Agreement. Seller further understands that only a limited public market now exists for any of the securities issued by Seller and that Seller has made no assurances that a public market will ever exist for Seller’s securities.

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2.13        Limitations on Transferability. Seller acknowledges that the Shares are being issued pursuant to exemption from registration as securities under applicable federal and state law. Seller covenants that in no event will Seller dispose of any of the Shares (other than pursuant to Rule 144 or any similar or analogous rule), without the prior written consent of Parent, which shall not unreasonably be withheld.

2.14        Accredited Investor. Seller hereby warrants that he is an Accredited Investor as such term is defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended.

2.15        Legends. All certificates for the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

2.16        Contracts. Seller has delivered to Buyer copies of all Contracts.

2.17        Full Disclosure. The representations and warranties of Seller contained in this Agreement and the schedules hereto, when read together, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

2.18        Limited Representations. Except as expressly provided in this Agreement, no person has made any statement or representation to Seller regarding any fact relied upon by Seller in entering into this Agreement and Seller specifically does not rely upon any statement, representation, or promise of any other person in executing this Agreement.

2.19        No Loans or Liens. Seller is not a party to a secured loan related to the Business. Seller has not authorized any person to file a financing statement with respect to any of the Assets.

3.            REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

3.1          Corporate Organization and Authority. Buyer is a Delaware corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges in California and Delaware, and is in good standing in the States of California and Delaware. Buyer has the necessary corporate power and authority to own and operate its properties and to carry on its business now conducted and as proposed to be conducted.

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3.2          Authorization. All corporate action on the part of Buyer, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Agreement has been taken, and this Agreement constitutes a legally binding and valid obligation of Buyer enforceable in accordance with its terms. To the knowledge of Buyer, no consent, approval, or authorization of, or declaration, filing, or registration with, any governmental authority is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

3.3          Litigation. There is no action, proceeding, or investigation pending or to the knowledge of Buyer threatened, that affects the validity of the Agreement or the right of Buyer to enter into the Agreement or to consummate the transactions contemplated by the Agreement.

3.4          Brokers and Finders. Neither Buyer nor any agent of Buyer has retained any broker or finder in connection with the transaction contemplated by this Agreement. Buyer will indemnify and hold Buyer harmless against all claims for brokers’ or finders’ fees made or asserted by any party claiming to have been employed by the Buyer, any investor or any agent of Buyer and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

3.5          Full Disclosure. The representations and warranties of Buyer contained in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

3.6          Limited Representations. Except as expressly provided in this Agreement, no person has made any statement or representation to Seller regarding any fact relied upon by Seller in entering into this Agreement and Seller specifically does not rely upon any statement, representation, or promise of any other person in executing this Agreement.

3.7           Sufficient Investigation of Assets. Buyer is familiar with and fully aware of the condition of the Assets and the prospects of the Business, and accordingly Buyer is purchasing the Assets based solely on Buyer’s own investigation and due diligence and not on the basis of any representation or warranty made by Seller other than those expressly stated in this Agreement. Buyer has had ample opportunity to make inquiry of Seller regarding the Assets, the financial books and records of the Business and all other aspects of the Business, and further, to access any information Buyer deems necessary or relevant to make the decision to acquire the Assets from Seller. Buyer has performed and completed such research, investigations and inspections that it has determined to be necessary or appropriate in deciding to enter into the transaction described in this Agreement.

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4.            REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to Seller that:

4.1          Corporate Organization and Authority. Parent is a Colorado corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges in Colorado, and in good standing in the State of Colorado. Parent has the necessary corporate power and authority to own and operate its properties and to carry on its business now conducted and as proposed to be conducted.

4.2          Authorization. All corporate action on the part of Parent, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Agreement has been taken, and this Agreement constitutes a legally binding and valid obligation of Parent enforceable in accordance with its terms. To the knowledge of Parent, no consent, approval, or authorization of, or declaration, filing, or registration with, any governmental authority is required to be made or obtained by Parent in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

4.3          Validity of Securities. The Shares to be issued hereunder have been duly and validly reserved and, assuming such securities are issued to the Seller in accordance with the terms of this Agreement, will be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully paid, and non-assessable and will be free of any liens or encumbrances. The Shares shall be delivered in certificated form as soon as practicable following the closing.

4.4          Litigation. There is no action, proceeding, or investigation pending or threatened, or to the knowledge of Parent threatened, related to Parent’s properties or its business now conducted or as proposed to be conducted or that affects the validity of the Agreement or the right of Parent to enter into the Agreement or to consummate the transactions contemplated by the Agreement.

5.            CONDITIONS TO THE OBLIGATIONS OF BUYER

Except as otherwise specifically set forth herein or as contemplated by this Agreement, all obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

5.1          Covenants Performed by Seller. Each of the obligations of Seller to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

5.2          Material Changes in Business of Company. Between December 31, 2016 and the Closing Date there shall have been no Material Adverse Effect.

5.3          No Action to Prevent Completion. There shall not have been instituted and be continuing or threatened any claim, action or proceeding which could have a Material Adverse Effect, nor shall there have been instituted and be continuing or threatened any such claim, action or proceeding to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement or which might affect the right of Buyer after the Closing Date to own the Assets or to operate the Business.

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5.4          Delivery of Closing Documents and Assets. Seller shall have executed and delivered to Buyer the closing documents required under Section 1.6, in substantially the form referenced therein and shall have delivered the Assets to Buyer.

5.5          New Lease. Seller’s landlord under that certain Commercial/Industrial Lease Gross, dated August 1, 2012, between Seller and Andrew Brown (the “Lease”) for the premises where the Business is located (the “Premises”) shall have, at or before the Closing, entered into a new lease for the Premises with the Buyer on terms that are agreeable to Buyer in Buyer’s reasonable discretion.

5.6          Representations and Warranties True at the Closing. The representations and warranties of Seller contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

6.            CONDITIONS TO THE OBLIGATIONS OF SELLER

Except as otherwise specifically set forth herein, all obligations of Seller under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions:

6.1          Representations and Warranties True at the Closing. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

6.2          Covenants Performed by Buyer. Each of the obligations of Buyer to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

6.3          Authority Relating to this Agreement. All corporate and other proceedings required to be taken by or on behalf of Buyer or Parent to authorize Buyer or Parent to execute, deliver and carry out this Agreement, shall have been duly and properly taken.

6.4          No Action to Prevent Completion. There shall not have been instituted and be continuing or threatened any action or proceeding by or before any court or other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement.

6.5          Delivery of Closing Documents, Cash, and Shares. Buyer and Parent shall have executed and delivered to Seller the closing documents required to be delivered pursuant to Section 1.7, in form and substance reasonably satisfactory to Seller and its counsel. Buyer shall have delivered all cash sums required to be delivered pursuant to Section 1.7. Parent shall have delivered the Shares required to be delivered pursuant to Section 1.7.

6.6          Termination of Lease. Seller’s landlord under the Lease shall have agreed to terminate the Lease effective as of the Closing Date.

6.7          Representations and Warranties True at the Closing. The representations and warranties of Buyer and Parent contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

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7.            OTHER MATTERS

7.1          Independent Contractors and Employees. Buyer shall have no liability for accrued wages (including salaries and commissions), severance pay, accrued vacation, sick leave or other benefits, or employee agreements of any type or nature on account of Seller, retention of or termination of independent contractors or employment of or termination of employees, and Seller shall indemnify Buyer and hold Buyer harmless against liability arising out of any claims for such pay or benefits or any other claims arising from Seller’s retention of or employment of or termination of such independent contractors or employees.

7.2          Waiver of Bulk Sales Compliance. Buyer waives compliance with the provisions of Division 6 of the California Uniform Commercial Code relating to bulk sale in connection with the sale of the Assets. Seller shall indemnify and hold harmless Buyer, Parent and their respective Affiliates against any and all claims that may be asserted by third Persons against Buyer, Parent and their respective Affiliates as a result of any noncompliance by Seller with any such bulk sale or bulk transfer Laws. Nothing in this Section 7.2 shall prevent Buyer from asserting as a bar or defense to any proceeding brought under the bulk sale law that such law does not apply to the sale contemplated under this Agreement. For purposes of this Agreement, “Affiliate” means, with respect to Seller, Parent or Buyer, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person.

7.3          Resale Certificate. Buyer shall furnish any resale certificate or other documents reasonably requested by Seller to comply with the provisions of the sales and use tax laws of the State of California. Buyer and Seller agree to each pay one half of any sales or use taxes that is assessed in connection with the purchase and sale of the Assets pursuant to this Agreement.

7.4          Final Assessment of Inventories. At Closing, Seller shall provide Buyer with a report of the Inventories as of the Closing Date (the “Inventories Report”). The Inventories Report shall identify the Inventories in reasonable detail including Seller’s costs for each item. Buyer shall have the right and opportunity to engage a third party to perform an Inventories count, valuation and analysis to confirm the Inventories Report. In the event that Buyer and Seller cannot agree on the accuracy of the Inventories Report, the parties agree to mediate such dispute pursuant to Section 9.13.

7.5          Non-Competition and Non-Solicitation. As an inducement for Buyer to enter into this Agreement, Seller agrees that, effective as of the Closing Date, for a period of three years from the Closing Date, Seller shall not, and shall cause his Affiliates not to, directly or indirectly:

7.5.1 engage in, acquire, own or hold a business anywhere (i) in the State of Colorado or (ii) in the State of California within a 300 mile radius of where the Business is located that competes with Buyer’s business, including as a proprietor, principal, agent, partner, officer, director, stockholder, equityholder, employee, member of any association, consultant or otherwise; provided, however, that ownership by the Seller or any of his Affiliates, as a passive investment, of less than three percent of the outstanding shares of capital stock of any corporation whose stock is listed on a national securities exchange will not constitute a breach of this Section 7.5.1.

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7.5.2 solicit or entice, or attempt to solicit or entice, any clients or customers of Buyer, any of its Affiliates or the Business or potential clients or customers of Buyer, any of its Affiliates or the Business for purposes of diverting their business or services from Buyer, any of its Affiliates or the Business.

7.5.3 solicit the employment or engagement of services of any employee of Buyer or the Business.

Seller acknowledges that Buyer has required that Seller make the agreements contained in this Section 7.5 as a condition to Buyer’s consummation of the transactions contemplated by this Agreement. Seller acknowledges that the agreements contained in this Section 5.5 are reasonable (including with respect to duration, geographical area and scope) and necessary to protect the legitimate interests of Buyer, including the preservation of the Business of Buyer, and that any violation or breach of this Section 7.5 will result in substantial and irreparable harm to Buyer for which no adequate remedy would exist at law. Accordingly, in addition to any relief at law that may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer will be entitled to injunctive and other equitable relief restraining such violation or breach (without any requirement that Buyer provide any bond or other security).

The agreements contained in this Section 7.5 are severable and distinct agreements and provisions. The invalidity or unenforceability of any such agreement or provision as written shall not invalidate or render unenforceable the remaining agreements or provisions of this Section 7.5, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such agreement or provision in any other jurisdiction.

8.            INDEMNITY

8.1          Seller’s Indemnity. Seller shall indemnify and hold harmless Buyer from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’ fees (“Damages”) which arise out of: (i) the breach by Seller of any representation or warranty made pursuant to this Agreement; (ii) the nonperformance, partial or total, of any covenant made by Seller pursuant to this Agreement; (iii) claims of any type or nature relating to any independent contractors or employees of Seller or any termination of such independent contractors or employees arising from matters on or before the Closing Date; and (iv) the operation of the Business on or before the Closing Date.

8.2          Buyer’s and Parent’s Indemnity. Buyer and Parent shall, jointly and severally, indemnify and hold harmless Seller from and against any and all Damages, which arise out of: (i) the breach by Buyer or Seller, as applicable, of any representation or warranty made by Buyer or Seller, as applicable, pursuant to this Agreement; (ii) the non-performance, partial or total, of any covenant made by Buyer or Seller, as applicable, pursuant to this Agreement; and (iii) the operation of the Business after the Closing Date.

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9.            MISCELLANEOUS

9.1          Allocation of Purchase Price. Section 1.4 sets forth the allocation agreed to by Seller and Buyer of the purchase price among the various items included in the Assets transferred by Seller to Buyer. Buyer and Seller shall file all tax returns and reports in a manner consistent with Section 1.4.

9.2          Confidentiality; Announcements. The parties agree to keep the contents of this Agreement and any information related to the transaction contemplated hereby, as well as the negotiation pertaining to this Agreement, and any materials produced or delivered in connection with this Agreement (collectively, “Protected Information”) confidential except (i) as otherwise set forth in this Agreement; (ii) as may be reasonably required for Buyer to comply with federal or state securities laws; (iii) as may be reasonably required for Buyer to complete its due diligence; (iv) or as provided by law, unless compelled by an order of a court. Notwithstanding the foregoing, Buyer and Seller may share Protected Information with their respective advisors, employees and officers who are providing consultation in connection with the transaction contemplated herein. Seller will not issue or participate in any publicity statement, press release, communication or other public notice regarding this transaction until after the Closing Date. At Buyer’s sole cost, Buyer and Parent shall issue a public press release and file documents with the US Securities and Exchange Commission upon Closing of this transaction contemplated by this Agreement. The provisions of this Section 9.2 will survive any termination of this Agreement and the Closing.

9.3          Expenses. Each party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred. In the event of any legal action to enforce any of the obligations set forth in the Agreement, the prevailing party shall be entitled to recover costs and reasonable legal fees.

9.4          Further Assurances. Seller will from time to time subsequent to the Closing Date and at no cost to Buyer, at Buyer’s reasonable request, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Buyer may reasonably request in order more effectively to convey, assign, transfer to and vest in Buyer, the Assets and the right to operate the Business.

9.5          Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

To Buyer at:	GrowGeneration California Corp and
GrowGeneration Corp.
Attn: Darren Lampert
24 Orchard Drive
Armonk, New York 10504

To Seller at:	Morgan Pagenkopf
3535 Industrial Dr.
Santa Rosa, CA 95403

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or to such other address as a party has designated by notice in writing to the other party in the manner provided by this section.

9.6          Survival. All warranties, representations and covenants set forth in Sections 2, 3 and 4 of this Agreement and any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall be continuous and shall survive the Closing for a period of two years. The obligations of the parties under Sections 7, 8, and 9 will survive the Closing indefinitely.

9.7          Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents. Each party waives any objection to venue in Sonoma County, California, and agrees and consents to personal jurisdiction of the Courts of the State of California in any action or proceeding arising out of or in any way connected with this Agreement.

9.8          Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

9.9          Entire Agreement. This document represents the entire agreement between the parties with respect to the subject matter and supersedes all other prior agreements. This Agreement may only be modified by a written instrument signed by the parties.

9.10        Interpretation. All parties have been represented by counsel in the preparation and negotiation of this Agreement, and this Agreement is to be interpreted as if it were drafted by all and not any one or more parties. The headings used in this Agreement are for purposes of convenience only and should not be used in construing the provisions of this Agreement.

9.11        Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of the parties.

9.12        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

9.13        Mediation. Except in the event of exigent circumstances requiring immediate action to preserve property or legal rights, in the event of a dispute arising out of or over the terms of this Agreement, or a party’s rights hereunder, prior to commencing an action to enforce the terms of this Agreement, or to seek a legal interpretation thereof, including but not limited to the applicability of this Section 9.13, the parties agree to submit the dispute to confidential, non-binding mediation, using an experienced mediator with at least five (5) years of experience who is an attorney or retired judge and upon whom the parties mutually agree. If the parties are unable to agree upon a mediator, JAMS will suggest three (3) mediators meeting the above qualifications and each party will strike one. The parties will schedule the mediation session within thirty (30) days after the selection of a mediator and the mediation will be conducted in Sonoma County, California. Costs of the mediation shall be borne equally by the parties and the mediation will be held under the rules of JAMS. The parties will participate in the mediation process in good faith, and will have a representative in attendance throughout the mediation with authority to settle the dispute. The parties may be represented by counsel at mediation. Statements made during the mediation process will be considered to be made in the context of settlement discussions, and shall not be admissible in any form of dispute resolution, including litigation within the State of federal courts. Notwithstanding the foregoing, in the event that any party to this agreement seeks to obtain injunctive relief, such party may commence its action to obtain a temporary restraining order or preliminary injunction without violating this provision, provided that upon obtaining such extraordinary relief, such party must immediately thereafter demand mediation pursuant to this section. If an action is commenced due to exigent circumstances, a party’s right to recover fees and costs is preserved if such party serves a demand for mediation along with the summons and complaint.

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IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the date first above written.

PARENT:

GROWGENERATION CORP.,
a Colorado corporation

By:	/s/ Darren Lampert
Darren Lampert, CEO

BUYER:

GROWGENERATION CALIFORNIA CORP,
a Delaware corporation

By:	/s/ Darren Lampert
Darren Lampert, CEO

SELLER:

By:	/s/ Morgan Pagenkopf
Morgan Pagenkopf, dba Sonoma Hydro

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Schedule 1.1.2

Fixed Assets of the Business

[Attached]

Schedule 1.1.2

Schedule 1.1.2

Sonoma Hydro: Fixed Asset List

Wall mount TV

Refrigerator	1

Wood cabinet	1

Executive desk	1

Desk	2

Glass desk	1

File cabinets	3

Soda vending machine #83970295DC	1

Snack vending machine	1

2-Ton mini split AC	1

Samsung 48” plasma TV	1

Yamaha stereo receiver	1

HP Office Jet 8600	1

Apple computer	1

Dell computer	1

Safe w/ Drop	2

Dell P05 with Printer

First Data credit card processor	1

Toshiba Phone	2

Glass display	6

U-Line racks	25

Wire racks	33

Swann security system

Schedule 1.1.2

Natures Solution tea brewer	1

Stainless steel holding tank

Palate Jack	2

U-Line cart	1

Dolly	1

Yale Forklift

Toyola auto lift	1

Leather couch	1

2

EXHIBIT A

Bill of Sale and Assignment

[Attached]

Exhibit A

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT, dated as of February __, 2017, is made by Morgan Pagenkopf doing business as Sonoma Hydro (“Seller”) in favor of GrowGeneration California Corp., a Delaware Corporation (“Buyer”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement (defined below).

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement dated February 1, 2017 (the “Agreement”), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase the Assets.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Agreement, Seller hereby sells, transfers, assigns, conveys and delivers to Buyer all of Seller’s right, title and interest in and to the Assets, including, without limitation the Inventories, Fixed Assets and Intangible Assets, including all good will associated therewith, and Buyer accepts such transfer, assignment, conveyance and delivery of the Purchased Assets.

IN WITNESS WHEREOF, Seller executes this Bill of Sale and Assignment in favor of Buyer as of the date first written above.

SELLER:

By:	/s/ Morgan Pagenkopf
Morgan Pagenkopf, dba Sonoma Hydro

A-1

Exhibit B

Consulting Agreement

[Attached]

Exhibit B

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into as of February , 2017 (the “Effective Date”), by and between GrowGeneration California Corp., a Delaware corporation (the “Company”) and Morgan Pagenkopf (“Consultant”).

RECITALS

A.            Consultant owns a retail hydroponic and garden supply business located at 3535 Industrial Dr, Santa Rosa, CA 95403 (the “Business”) and has been actively managing the operations of the Business.

B.            Concurrently with the execution and delivery of this Agreement Consultant has sold substantially all the assets of the Business to the Company pursuant to that certain Asset Purchase Agreement dated as of February 1, 2017 (the “APA”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the APA.

C.            Consultant has valuable knowledge, expertise, and skills relating to the management of the Business and the transition of certain information in connection therewith.

D.            The Company desires to engage Consultant as an independent contractor and consultant, and Consultant desires to accept such engagement on the terms and provisions, and subject to the conditions, set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Engagement and Services.

1.1          During the Term, Consultant shall advise and assist the Company in the management and operation of the Business, using Consultant’s reasonable best efforts for up to 10 hours per month.

1.2          The Consultant shall report to the Chief Operating Officer of Company and such other persons as the Chief Operating Officer may direct.

1.3          The Consultant represents and warrants that all information it may provide to Company regarding the Business, including information relating to its products and prices shall be complete and accurate in all material respects.

1.4          The Company reserves the right to approve in advance any use or reference by Consultant to the Company’s name, likeness, image or brand in any way.

B-1

1.5          The Consultant is not authorized or entitled, nor does it have the right to bind or commit the Company (legally or otherwise) to any agreement. Any and all agreements or arrangements with third parties binding or committing the Company shall be set forth in a written document executed by an authorized representative of the Company and the Company shall be solely responsible for all obligations under such agreements.

2            Term. The Term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue for a period of 6 months.

3.            Compensation. During the Term, the Company shall pay Consultant compensation of $1,000 per month.

4.            Relationship. Consultant shall be an independent contractor and not an employee of the Company. Consultant shall pay all expenses related to Consultant’s services hereunder, including insurance and taxes related to Consultant’s business and services. This Agreement shall not be construed to create between the Company and Consultant the relationship of principal or agent, employer and employee, joint venturers or partners.

5.            Non-Circumvent; Confidentiality. During the Term of this Agreement, the Company may introduce Consultant to its employees, management, consultants and individuals and companies who may be potential clients or customers of the Company, and Consultant hereby agrees that it will not contract with, deal with, or otherwise engage in any commercial transaction with any of such persons without the written permission of the Company. Consultant agrees to keep confidential all written information relating to the Company’s pricing, products, planning, marketing strategies, ideas, know-how, customers, suppliers, sales estimates, business plans, client lists, profit margins, media lists, databases, formulas and any other information and to not disclose any of same to any party. Consultant agrees that any contacts, referrals provided to the Company shall be the intellectual property of the Company.

6.            General Provisions.

6.1          Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company’s records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

6.2          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California applicable to contracts entered into and wholly to be performed in the state of California by California residents. Each party waives any objection to venue in Sonoma County, California, and agrees and consents to personal jurisdiction of the courts of the state of California in any action or proceeding arising out of or in any way connected with this agreement.

6.3          Entire Agreement. This Agreement, together with the APA, contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which is not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

6.4          Waiver. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

6.5          Compliance with Laws and Policies. Consultant agrees that he will at all times comply strictly with all applicable laws and all current and future policies of the Company.

B-2

IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

COMPANY:

GROWGENERATION CALIFORNIA CORP., a Delaware corporation

By:	/s/ Darren Lampert
Darren Lampert, CEO

CONSULTANT:

By:	/s/ Morgan Pagenkopf
Morgan Pagenkopf

B-3